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                                                                    Exhibit 1.1


                                __________ Shares

                             Doubletree Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               November __, 1996

MORGAN STANLEY & CO. INCORPORATED
MONTGOMERY SECURITIES
SCHRODER WERTHEIM & CO. INCORPORATED

c/o MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, N.Y.   10036

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
J. HENRY SCHRODER & CO. LIMITED

c/o MORGAN STANLEY & CO. INTERNATIONAL LIMITED
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs:

               SECTION 1. Introductory. Doubletree Corporation, a Delaware corporation ("Doubletree"), proposes to sell to the several underwriters (as defined below) an aggregate of ______ shares (the "Firm Common Shares") of Doubletree's common stock, $.01 per share ("Common Stock"). It is understood that, subject to the conditions hereinafter stated, ________ Firm Common Shares (the "U.S. Firm Common Shares") will be sold to the several U.S. underwriters named in Schedule A I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Common Shares in the United States and Canada to United States and Canadian Persons (as such

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terms are defined in the Agreement between U.S. and International Underwriters of even date herewith), and _______ Firm Common Shares (the "International Firm Common Shares") will be sold to the several International Underwriters named in Schedule A II hereto (the "International Underwriters") in connection with the offering and sale of such International Firm Common Shares outside the United States and Canada to persons other than United States and Canadian persons. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters". In addition, Doubletree proposes to grant the U.S. Underwriters an option to purchase up to _________ additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 3 hereof, for the purposes of covering over-allotments in connection with the sale of the Common Shares. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

               The Common Shares are being issued and sold in connection with the acquisition (the "Acquisition") of Red Lion Hotels, Inc., a Delaware corporation ("Red Lion"), by Doubletree. The Acquisition is being effected pursuant to an Agreement and Plan of Merger, dated as of September 12, 1996 (the "Merger Agreement"), by and among Doubletree, RLH Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Doubletree ("Merger Sub"), and Red Lion. Pursuant to the Merger Agreement, Merger Sub will merge with and into Red Lion with Red Lion continuing as the surviving corporation, and Doubletree will acquire all of the issued and outstanding capital stock of Red Lion (the "Merger"). At the time the Merger is consummated (the "Effective Time"), each share of common stock, par value $.01 per share, of Red Lion (the "Red Lion Common Stock") will be converted into the right to receive certain cash consideration and Common Stock pursuant to the terms of the Merger Agreement. At or prior to the closing of the Merger (the "Merger Closing"), Doubletree will, in connection with the financing in part of the Merger, (i) enter into a Credit Agreement (the "Senior Credit Facility") among Doubletree, Morgan Stanley Senior Funding, Inc. as Syndication Agent and Arranger, The Bank of Nova Scotia as Administrative Agent, and the lenders party thereto, and (ii) issue to General Electric Pension Trust ("GEPT") or an affiliate thereof (collectively, the "GE Entity") shares of Common Stock and warrants to purchase shares of Common Stock (the "GE Warrants") for an aggregate purchase price of $100,000,000 (the "GE Investment") pursuant to an agreement (the "GE Agreement"), dated September 6, 1996, between Doubletree and General Electric Investment Corporation. The shares of Common Stock issued to the holders of Red Lion Common Stock pursuant to the Merger and issued to the GE Entity pursuant to the GE Investment are referred to herein collectively as the "Merger Shares." The Merger Agreement, the Senior Credit Facility, the GE Agreement and this Agreement are collectively referred to herein as the "Transaction Documents." The term "Company" as used herein means Doubletree after giving effect to the Merger, on a stand-alone basis excluding any subsidiaries. The term "Subsidiary" means (i) in the case of
Doubletree: each of the

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direct and indirect subsidiaries of Doubletree listed on Schedule D-1 hereto;
(ii) in the case of Red Lion: each of the direct and indirect subsidiaries of Red Lion listed on Schedule D-2 hereto; and (iii) in the case of the Company:
Red Lion and each of the entities listed on Schedule D-1 and Schedule D-2 hereto, 50% of more of the voting or equity interests of which are owned directly or indirectly by the Company after giving effect to the Merger.

               Doubletree understands that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement hereinafter referred to or as soon thereafter as in your judgment is advisable. Doubletree hereby confirms that the U.S. Underwriters and any United States dealers have been authorized to distribute or cause to be distributed each U.S. Preliminary Prospectus (as defined below) and are authorized to distribute the U.S. Prospectus (as defined below), as from time to time amended or supplemented, and that the International Underwriters and any International dealers have been authorized to distribute or cause to be distributed each International Prospectus (as defined below), as from time to time amended or supplemented on the effective date of the Registration Statement hereinafter referred to or as soon thereafter as in your judgment is advisable.

               Doubletree hereby confirms its agreement with respect to the purchase of the Common Shares by the Underwriters as follows:

               SECTION 2. Representations and Warranties of Doubletree. Doubletree hereby represents and warrants to the Underwriters that:

               (a) A registration statement on Form S-3 (File No. 333-13161) with respect to the Common Shares has been prepared by Doubletree in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Doubletree has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related Preliminary Prospectus (as defined below) have been delivered to you in such reasonable quantities as you have requested. Doubletree will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final Prospectus (as defined below), (ii) a final Prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance

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with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final
Prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale, if a final Prospectus is not used, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as Doubletree shall have previously advised you in writing would be included or made therein.

               The term "Registration Statement" shall mean such registration statement (including exhibits, amendments and supplements thereto) at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus relating to the Common Shares and delivered to you as well as any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Preliminary Prospectus" shall refer to both the U.S. preliminary prospectus (the "U.S. Preliminary Prospectus") to be used in connection with the offering and sale of U.S. Firm Common Shares in the United States and Canada to United States and Canadian Persons and the international preliminary prospectus (the "International Preliminary Prospectus") to be used in connection with the offering and sale of International Firm Common Shares outside the United States and Canada to persons other than United States and Canadian Persons. The International Preliminary Prospectus is identical to the U.S. Preliminary Prospectus except for the outside front cover page. The term "Prospectus" shall mean: (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time it becomes effective; or
(iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale. The term "Rule 430A Information" shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. The term


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"Prospectus" shall refer to both the U.S. prospectus (the "U.S. Prospectus") to be used in connection with the offering and sale of U.S. Firm Common Shares in the United States and Canada to United States and Canadian Persons and the international prospectus (the "International Prospectus") to be used in connection with the offering and sale of International Firm Common Shares outside the United States and Canada to persons other than United States and Canadian Persons. The International Prospectus is identical to the U.S. Prospectus except for the outside front cover page.

               Any reference in this Agreement to the Registration Statement, the Prospectus, or any Preliminary Prospectus previously filed with the Commission pursuant to Rule 424 shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Prospectus or any Preliminary Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Prospectus or any Preliminary Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

               (b) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus complied or will comply, in each case when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the time the Registration Statement became effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the


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statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement that is described in the "blood letter" to be delivered by the Representatives to Doubletree on the First Closing Date.

               (c) The Company and each of its corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each partnership Subsidiary is a duly formed general or limited partnership and is validly existing as a general or limited partnership under the laws of the state of its organization, each with full power and authority (corporate or partnership and other) to own and lease its material assets and properties and conduct its business in all material respects as now being conducted and as described in the Registration Statement; as of the First Closing Date referred to below, except as disclosed in the Registration Statement or in the "Parent Disclosure Schedule" or "Company Disclosure Schedule" referred to in the Merger Agreement (copies of which have been furnished to Morgan Stanley & Co. Incorporated on behalf of the Underwriters), the Company will own all of the outstanding capital stock, or the general or limited partnership interests, of the Subsidiaries that are corporations or partnerships, free and clear of all claims, liens, charges and encumbrances, other than as imposed by applicable law or as disclosed in the Registration Statement; the Company and each of the Subsidiaries are in possession of and operating in material compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and the Subsidiaries that are corporations or partnerships are duly qualified to do business and in good standing as foreign corporations, or foreign partnerships, as the case may be, in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its Subsidiaries; taken as a whole; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Each of the subsidiaries and each of the affiliates of Doubletree and of Red Lion which meets the criteria in the definition of "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act, after giving effect to the Merger, is listed on either Schedule D1 or D2 hereof.

               (d) Immediately prior to the First Closing Date and the Merger Closing, the issued and outstanding shares of Common Stock will have been duly authorized and validly issued, will be fully paid and nonassessable, will have been issued in compliance with all applicable federal and state securities laws, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for


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or purchase securities, and will conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each corporate Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, Doubletree or Red Lion and the related notes thereto, included in the Prospectus, or in the "Parent Disclosure Schedule" or "Company Disclosure Schedule" referred to above, the Company, as of the First Closing Date, will not have, and no Subsidiary has, outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements (if any), and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (e) Immediately prior to the First Closing Date, the Common Shares, and immediately prior to the Merger Closing, the Merger Shares, will have been duly authorized and, when issued, delivered and paid for in the manner set forth in the applicable Transaction Document, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. Immediately prior to the First Closing Date and the Merger Closing, except as disclosed in the Registration Statement, no preemptive rights or other rights to subscribe for or purchase will exist with respect to the issuance and sale of the Common Shares and the Merger Shares, respectively. Immediately prior to the First Closing Date and the Merger Closing, except for the former shareholders of RFS, Inc., no stockholder of Doubletree will have any right which will not have been waived to require Doubletree to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authorization of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares or the Merger Shares as contemplated by the applicable Transaction Document.

               (f) Each of Doubletree and Merger Sub has the full right, power and authority to enter into each of the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. The Transaction Documents have been duly authorized, executed and delivered by Doubletree and constitute valid and binding agreements of Doubletree, and the Merger Agreement has been duly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub, enforceable against Doubletree and Merger Sub, as the case may be, in accordance with the terms thereof, except (A) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) that the remedy of


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specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) to the extent that rights to indemnity or contribution under a Transaction Document may be limited by federal, state or provincial securities laws or the public policy underlying such laws. The execution and delivery by Doubletree and Merger Sub of the Transaction Documents to which it is a party and the consummation by Doubletree and Merger Sub of the transactions under the Transaction Documents to which it is a party will not (i) violate any provisions of the certificate or articles of incorporation or bylaws of any of the Company or any of its Subsidiaries, and
(ii) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any hotel management agreement or franchise agreement to which the Company or any of its Subsidiaries is a party or any other agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to any of the Company or any of the Subsidiaries or any of their respective properties, except in each case for any such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by Doubletree or Merger Sub of the Transaction Documents to which it is a party or the consummation by Doubletree or Merger Sub of the transactions contemplated by the Transaction Documents to which it is a party, except for (i) compliance with the Act, the Exchange Act and the Blue Sky laws applicable to the public offering of the Common Shares by you, (ii) the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), (iii) compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, and (iv) in the case of the Merger Agreement, (A) such as relate to the matters set forth in
Section 5.17 or 5.18 of the Merger Agreement, and (B) where the failure to obtain any such consent, approval, authorization or order would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (g) KPMG Peat Marwick, Deloitte & Touche LLP and Arthur Andersen LLP who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent accountants as required by the Act and the Rules and Regulations.


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               (h) As of the First Closing Date, the consolidated financial statements and schedules of Doubletree and its subsidiaries, and the related notes thereto, and the consolidated financial statements and schedules of Red Lion and its subsidiaries, included in the Registration Statement and the Prospectus will present fairly in all material respects the consolidated financial position of Doubletree and its Subsidiaries and of Red Lion and its Subsidiaries, as the case may be, as of the respective dates of the consolidated balance sheets included in such financial statements and schedule, and the consolidated results of operations for the periods indicated in the consolidated statements of income or operations, cash flows and stockholders' equity or partners' equity, as the case may be, included in such consolidated financial statements and the other information purported to be shown therein of Doubletree and its subsidiaries, or of Red Lion and its subsidiaries, as the case may be. Such consolidated financial statements, schedule and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein) as certified in each case by one of the independent accountants named in subsection 2(g). The Registration Statement includes all of the financial statements and schedules required under the Act to be included in the Registration Statement. Immediately prior to the First Closing Date, the selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Information of Doubletree," "Capitalization," "Selected Consolidated Financial Information of Doubletree" and "Selected Pro Forma Financial, Historical Financial and Other Data of Red Lion," will present fairly in all material respects the information set forth therein on the basis stated in the Registration Statement. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been prepared in accordance with Article XI of Regulation S-X, and the assumptions used in the preparation thereof (taken as a whole) are reasonable and, based upon such assumptions, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (i) Except as disclosed in the Prospectus, and except as to breaches, events of default and defaults which individually or in the aggregate would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, none of the Company or any of its Subsidiaries is in violation or default of any provision of its certificate or articles of incorporation or bylaws, or is in breach of or default with respect to any provision of any agreement, judgment, decree or order, or any mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and there does not exist any state of facts which constitutes an event of default (as defined in such documents) on the part of any of the Company or any such Subsidiary or which, with notice or lapse of time or both, would constitute such an event of default.


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               (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and none of the Company or any of its Subsidiaries, nor to the best of Doubletree's knowledge, any other party is in breach of, or default under, any of such contracts, which breach or default would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of Doubletree's knowledge, threatened to which the Company or any of its Subsidiaries is a party or of which property owned or leased by the Company or any of its Subsidiaries is the subject, including actions related to environmental or discrimination matters, which actions, suits or proceedings might reasonably be expected to, individually or in the aggregate, prevent or materially and adversely affect the transactions contemplated by this Agreement or by any other Transaction Document or result in a material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company and its Subsidiaries, taken as a whole; and no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which might reasonably be expected to affect materially and adversely such condition, properties, business or results of operations. None of the Company or any of its Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which would have such a material adverse effect.

               (l) The Company and each of its Subsidiaries has good and valid title to all the properties and assets reflected as owned in the financial statements hereinabove described or as described elsewhere in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements or as described elsewhere in the Prospectus and (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property and assets by the Company, the Subsidiaries and Candlewood. The Company and each of its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its Subsidiaries, taken as a whole. Immediately prior to the First Closing Date, except as disclosed in the Prospectus, the Company and each of its Subsidiaries will own or lease all such properties as are necessary to their respective operations as now conducted or as proposed in the Prospectus to be conducted.

               (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor any of its Subsidiaries has

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incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which, in the case of Red Lion and its Subsidiaries, is known to Doubletree and which, in any event, is not in the ordinary course of business and could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, which, in the case of Red Lion and its Subsidiaries, is known to Doubletree and which, in any event, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) except as described in the Prospectus, there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder or the Merger Shares and the GE Warrants under the Transaction Documents) or indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole (other than in the ordinary course of business); and (v) there has not been any material adverse change, in the condition (financial or otherwise), business, properties or results of operations prospects of the Company and the Subsidiaries, taken as a whole.

               (n) The Company and the Subsidiaries, together, have sufficient trademarks, trade names, service marks, patent rights, copyrights, licenses, know-how and other similar intellectual rights (collectively, "Intangibles") to conduct their respective businesses as now conducted; and the Company has no knowledge of any material infringement by it or the Subsidiaries of any Intangible of others, and there is no claim being made against the Company or the Subsidiaries regarding any Intangible which could have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiaries, taken as a whole.

               (o) Doubletree has not been advised, and has no reason to believe, that any of it, or any Subsidiary is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, all applicable local, state and federal environmental laws and regulations (which are addressed below), except where failure to be so in compliance would not materially and adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company, and the Subsidiaries, taken as a whole.

               (p) The Company and the Subsidiaries have filed all necessary federal, material state and income foreign tax returns and have paid all taxes shown as due thereon; and Doubletree has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, the Subsidiaries or Candlewood which could materially and adversely affect the business, operations or properties of the Company, and the Subsidiaries, taken as a whole.

               (q) Doubletree is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus and to the issuance of the Merger Shares, the Company will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

               (s) Except as would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, the Company and each of the Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Subsidiaries and Candlewood against theft, damage, destruction, acts or vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               (t) None of Doubletree or its Subsidiaries or, to the knowledge of Doubletree, Red Lion or its Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

               (v) To the best knowledge of Doubletree, each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations that are required under all environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. SectionSection 201, 300f). Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability

Act (42 U.S.C. Section 9601 et seq.), other applicable state and other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, or any other applicable regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except to the extent failure to have any such permit, license or authorization, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiaries, taken as a whole. Except as described in the Prospectus, the Company and the Subsidiaries are in compliance with all terms and conditions of any required permits, licenses, authorizations, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent failure to comply would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiaries, taken as a whole.

               [(w) To the best knowledge of Doubletree, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as presently being conducted by the Company or any Subsidiary that interfere with or prevent compliance or continued compliance with the Environmental Laws, or which would be reasonably likely to give rise to any legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation or cleanup based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, except for any liabilities or any claims, demands or other actions specified above that will not individually or in the aggregate have a material adverse effect on the Company and the Subsidiaries, taken as a whole.]

               (x) The Common Shares have been duly authorized for quotation on the NASDAQ Stock Market's National Market.

               SECTION 3. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Doubletree agrees to issue and sell to the Underwriters the Common Shares as provided in Section 1. The Underwriters agree, severally and not jointly, to purchase from Doubletree the number of Firm Common

Shares described above. The purchase price per share to be paid by the several Underwriters to Doubletree shall be $____ per share.

               Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, N.Y. (or such other place as may be agreed upon by Doubletree and the Underwriters) at 10 A.M., New York City time, on November __, 1996(1), not later than the eighth full business day following the first date that any of the Common Shares are released by you for sale to the public (or at such other time and date, not later than one week after such fourth full business day, as may be agreed upon by Doubletree and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for the sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

               Delivery of certificates for the Firm Common Shares shall be made by or on behalf of Doubletree to you, for the respective accounts of the Underwriters, against payment by you, for the accounts of the Underwriters, of the purchase price therefor by wire transfer payable in same day funds to the order of Doubletree. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at such location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

               In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Doubletree hereby grants an option to the U.S. Underwriters to purchase, severally and not jointly, up to an aggregate of _______ Optional Common Shares at the purchase price per share to be paid by the U.S. Underwriters for the U.S. Firm Common Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the U.S. Underwriters are exercising the option, the names and denominations in which the certificates for such Optional Common Shares are to be registered and the time and place at which such

--------

        1  Three or four business days after pricing.

certificates are to be delivered. Such time of delivery (which may not be earlier than the First Closing Date and being herein referred to as the "Second Closing Date") shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each U.S. Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of U.S. Firm Common Shares to be purchased by such U.S. Underwriter as set forth opposite its name in Schedule A I and the denominator of which is ____ (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares being purchased will be made available for checking and packaging on the business day preceding the Second Closing Date at such location in New York, New York, as may be designated by you. The manner of payment for and delivery of such Optional Common Shares shall be the same as for the Firm Common Shares purchased as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

               Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgement is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final Prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

               SECTION 4. Covenants of Doubletree. Doubletree covenants and agrees that:

               (a) Doubletree will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, Doubletree will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. Doubletree will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, Doubletree will use its best efforts to obtain the lifting of such order at the earliest possible moment. Doubletree will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus if you have not been furnished with a copy a reasonable time prior to such filing, if you reasonably object to Doubletree filing such document or if the document to be filed is not in compliance with the Act and the Rules and Regulations.

               (b) Doubletree will prepare and file with the Commission, promptly upon your request, any amendments or supplements or the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. Doubletree will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

               (c) As soon as practicable, but not later than 45 days after the end of the first quarter ending after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), Doubletree will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

               (d) Doubletree shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. Doubletree shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Doubletree will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Doubletree, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

               (e) During the period of five years hereafter, the Company will furnish to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants: (ii) as soon as practicable after the filing thereof, copies of each proxy statement and annual and other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

               (f) During the period of 90 days after the date of the Prospectus, without your prior written consent (which consent may be withheld at your sole discretion), the Company will not other than (i) in accordance with the employee benefit plans described in the Prospectus or in any document incorporated by reference in the Prospectus, (ii) the sale of the Common Shares hereunder, (iii) the issuance of the Merger Shares pursuant to the Transaction Documents or (iv) the issuance of Common Stock upon exercise of any GE Warrants,
(A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

               (g) Doubletree will apply the net proceeds of the sale of the Common Shares hereby and the sale of Merger Shares pursuant to the GE Agreement substantially in accordance with its statements under the caption "Use of Proceeds" and "the Merger and the Financial Plan" in the Prospectus.

               You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

               SECTION 5. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, Doubletree agrees to pay all costs, fees and expenses incurred in connection with the performance of the obligations of Doubletree hereunder and in connection with the transactions contemplated hereby (except as set forth herein), including without limiting the generality of the foregoing: (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the preliminary and the Final Blue Sky Memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all of any part of the Common Shares for offer and sale under the Canadian provincial securities laws and U.S. state Blue Sky laws, (vii) the filing fee of the NASD and any fees and expenses relating to inclusion of the Common Shares on the Nasdaq Stock Market, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (other than the Underwriters) engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives (other than the Underwriters) and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company or by the Underwriters on behalf of the Company in connection with the road show, and (ix) all other fees, costs and expenses referred to in Item 16 of the Registration Statement. Except as provided in this Section 5, Section 7 and Section 9 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the securities and Blue Sky laws and the Blue Sky Memoranda referred to above) and the costs and expenses of the Underwriters relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares (such as fees and expenses of their consultants, and travel and lodging expenses of the Underwriters and their representatives).

               SECTION 6. Conditions of the Obligations of the Underwriters and the Company. (i) The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of Doubletree herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Doubletree officers made pursuant to the provisions hereof, to the performance by Doubletree of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 10:00 A.M., New York City Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rule and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of Doubletree or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

               (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) except as set forth in or contemplated by the Registration Statement or the Prospectus, there shall not have been any change in the capital stock other than as provided for herein or in accordance with the employee benefit plans described in the Prospectus or in any document incorporated by reference in the Prospectus of the Company or any of the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of the Subsidiaries, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of the Subsidiaries, taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, properties or results of operations of the Company or the Subsidiaries, taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of the Subsidiaries which would have a material adverse effect on the Company or the Subsidiaries, taken as a whole, or which affects or may affect the material transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company or the Subsidiaries, taken as a whole, which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Common Shares as provided hereby.

               (c) There shall have been delivered to you the Firm Common Shares and, if any Optional Common Shares are then being purchased, such Optional Common Shares.

               (d) The NASD, upon review of the terms of the public offering of the Common Shares, shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements as proposed in this Agreement.

               (e) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 6(f)(iii) shall be true and correct when made and on and as of the First Closing Date or the Second Closing Date, as the case may be, as if made on such respective date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such respective Closing Date.

               (f) There shall have been furnished to you on the First Closing Date and/or the Second Closing Date, as appropriate, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Dewey Ballantine, special counsel for Doubletree (or as to paragraphs 1, 2, 3, 4, 6 and 12 of David Stivers, General Counsel for Doubletree), addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Doubletree and each of its corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

               (2) Doubletree, and each of its Subsidiaries has full corporate, partnership or limited liability company power and authority to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement.

               (3) The authorized, issued and outstanding capital stock of the Company are as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in transactions that were registered or exempt from registration under the Act, and were not issued in violation of or subject to any preemptive rights contained in any applicable statute or the Certificate of Incorporation of Doubletree; and the description thereof contained under the caption "Description of Capital Stock" in the Prospectus is an accurate summary in all material respects of the information required therein by Form S-3 under the Act.

               (4) Except as set forth in the Registration Statement or in the disclosure schedules delivered in connection with the Merger Agreement, all of the issued and outstanding shares of the corporate Subsidiaries of Doubletree have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by Doubletree, free and clear of all liens, encumbrances, equities or claims; and, to the knowledge of such counsel, all of the partnership interests of the partnership Subsidiaries of Doubletree are owned directly or indirectly by Doubletree, except as set forth in the Registration Statement or in the disclosure schedules delivered in connection with the Merger Agreement.

               (5) The certificates evidencing the Common Shares to be delivered hereunder and the Merger Shares to be delivered under the Merger Agreement and the GE Agreement are in proper form under the Delaware General Corporation Law (the "DGCL"), have been duly authorized and, when duly countersigned by Doubletree's transfer agent and registrar and delivered to you or upon your order or GEPT or its order against payment of the agreed consideration therefor in accordance with the provisions of the applicable Transaction Document, the Common Shares and the Merger Shares represented thereby will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights contained in any applicable U.S. federal or New York state statute or the Certificate of Incorporation of Doubletree.

               (6) Except as disclosed in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights issued by Doubletree calling for the issuance of, and no commitments, plans or arrangements of Doubletree to issue, any shares of capital stock of Doubletree or any security convertible into or exchangeable for capital stock of Doubletree.

               (7) (A) The Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                      (B) Each document filed pursuant to the Exchange Act and
               incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                      (C) The Registration Statement, the Prospectus and each
               amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedule and other financial, numerical and statistical data included in the Registration Statement, the Prospectus and each amendment or supplement thereto.

                      (D) To such counsel's knowledge, there are no U.S. federal or New York state statutes or regulations or franchises, leases, contracts or agreements of a character required by the Act to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as so required.

                      (E) To such counsel's knowledge, there are no legal or
               governmental actions, suits or proceedings pending or threatened against Doubletree or any of its Subsidiaries which are so required to be described in the Prospectus which are not described as required.

               (8) Doubletree has the corporate power and authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters; this Agreement has been duly authorized, executed and delivered by Doubletree.

               (9) Doubletree and the Merger Sub have the corporate power and authority to enter into the Merger Agreement and Doubletree has the corporate power and authority to issue and deliver the Merger Shares to be issued pursuant to the Merger; Doubletree has the corporate power and authority to enter into each other Transaction Document; each Transaction Document has been duly authorized, executed and delivered by Doubletree and the Merger Agreement has been duly authorized, executed and delivered by Merger Sub.

               (10) No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any U.S. federal or New York state court, regulatory, administrative or other governmental body that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement or any other Transaction Document, is required to be obtained by the Company for the execution and delivery of any of the Transaction Documents by Doubletree, or the execution and delivery of Merger Agreement by Merger Sub, or the sale by Doubletree of the Common Shares to the Underwriters or the issuance by Doubletree of the Merger Shares, except (i) such as have been obtained and are in full force and effect under the Act, (ii) such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, as to which no opinion is rendered, (iii) such as arise under statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, as to which no opinion is rendered and (iv) in the case of the Merger Agreement, (A) such as relate to the matters set forth in Sections 5.17 or 5.18 of the Merger Agreement, and (B) such as would not individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (11) The execution and delivery by Doubletree of, and the performance by Doubletree of its obligations under, the Transaction Documents and the sale by Doubletree of the Common Shares to the several Underwriters and the issuance by Doubletree of the Merger Shares by Doubletree will not violate any of the provisions of the Certificate of Incorporation or bylaws of Doubletree, [or any agreement or other instrument binding upon Doubletree or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole,] or, to the knowledge of such counsel, cause Doubletree to violate any U.S. federal or New York State statute, judgment, decree, order, rule or regulation of any court or governmental body applicable to the Company except that no opinion shall be rendered as to federal securities laws or applicable Blue Sky laws or statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages.

               (12) To such counsel's knowledge, no holders of Capital Stock of Doubletree have rights, which have not been waived, to the registration of shares of Common Stock because of the filing of the Registration Statement by Doubletree or the offering of Common Shares pursuant hereto.

               (13) Doubletree is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus and to the issuance of the Merger Shares, the Company will not be an "investment company" within the meaning of the Investment Company Act of 1940.

               (14) The statements (A) in the Prospectus under the captions "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," "Description of Capital Stock" and "Underwriters" and
        (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               In rendering such opinion, such counsel may rely on certificates of officers of Doubletree and its subsidiaries and of governmental officials, and may limit their opinions to U.S. federal law, the Delaware General Corporation Law and, in the case of

Dewey Ballantine, New York state law or, in the case of the General Counsel of Doubletree, California state law. Dewey Ballantine shall also include a statement to the effect that such counsel has participated in conferences with officers and other representatives of Doubletree, representatives of the independent public accountants of Doubletree, and the Underwriters and its representatives, at which the contents of the Registration Statement were discussed and, although such counsel is not passing upon, and does not assume any responsibility whatsoever for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent on the statements of officers and other representatives of Doubletree), no facts came to their attention that caused them to believe that the Registration Statement or the Prospectus, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no opinion with respect to the financial statements, schedules and other financial, numerical and statistical data included in the Registration Statement or the Prospectus.

               (ii) An opinion of Latham & Watkins, special counsel for Red Lion, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                      (1) Red Lion has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                      (2) Red Lion and each of its subsidiaries has full corporate, partnership or limited liability company power and authority to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement.

                      (3) Red Lion has the corporate power and authority to enter into the Merger Agreement have been duly authorized, executed and delivered by Red Lion.

               (iii) Such opinion or opinions of Davis Polk & Wardwell, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the

Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and Doubletree shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of Doubletree and governmental officials.

               With respect to subparagraph (9) of paragraph (ii) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

               (iv) A certificate of Doubletree executed by a Co-Chairman of the Board or the President and the chief financial or accounting officer of Doubletree, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                      (1) The representations and warranties of Doubletree set forth in Section 2 of this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and Doubletree has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

                      (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

               (v) On the date before this Agreement is executed and also on each Closing Date, a comfort letter addressed to you, as Representatives of the Underwriters, from each of KPMG Peat Marwick, Deloitte & Touche LLP and Arthur Andersen LLP, independent accountants, the first one to be dated the day before the date of this Agreement, and the second one to be dated the First Closing Date and the third one (in the event of a Second Closing hereunder) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you.

               (vi) On or before the First Closing Date, the "lock-up" letters, each substantially in the form of Exhibit A hereto, from each of the stockholders listed on Schedule C hereto and each director and executive officer of Doubletree delivered to you shall be in full force and effect.

               All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Davis Polk & Wardwell, counsel for the Underwriters. Doubletree shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of Doubletree and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by Doubletree to the Underwriters as to the statements made therein.

               (g) Each of the Transaction Documents shall be in full force and effect on the First Closing Date, and Doubletree shall have no reason to believe that each of the actions contemplated or required to occur and each of the conditions contemplated or required to be satisfied at or prior to the Merger Closing, shall not occur or shall not be satisfied in all material respects, in each case, as of the time such action or condition is required to occur or be satisfied, and no waiver, amendment or modification of any provision of any of the Transaction Documents shall have occurred, other than any such action or condition or any such waiver, amendment or modification which in the Underwriters' reasonable judgment does not make it impracticable to market the Common Shares on the terms and in the manner contemplated in the Prospectus; and, simultaneous with or prior to, the First Closing Date, the Company shall have received (A) such proceeds under the Senior Credit Facility as described in the Prospectus and (B) the proceeds from the GE Investment pursuant to the GE Agreement.

               (h) Simultaneous with or prior to the First Closing Date, the Merger shall have been consummated pursuant to the Merger Agreement, the Merger Shares shall have been issued pursuant to the applicable Transaction Document and such other consideration to be paid to the holders of Red Lion Common Stock pursuant to the terms of the Merger Agreement shall have been delivered (or transmitted for delivery) to such holders or the Exchange Agent under the Merger Agreement.

               If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to Doubletree without liability on the part of any Underwriter or Doubletree except for the expenses to be paid or reimbursed by Doubletree pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 10 hereof.

               (ii) The obligations of Doubletree to issue and sell to the several Underwriters the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the following condition:

               (a) Simultaneous with or prior to the First Closing Date, the Merger shall have been consummated pursuant to the Merger Agreement, the Merger Shares shall have been issued pursuant to the applicable Transaction Document and such other consideration to be paid to the holders of Red Lion Common Stock pursuant to the terms of the Merger Agreement shall have been delivered (or transmitted for delivery) to such holders or the Exchange Agent under the Merger Agreement.

               SECTION 7. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7 or Section 13 hereof, or if the sale to the Underwriters of the Firm Common Shares at the First Closing Date is not consummated because of any refusal, inability or failure on the part of Doubletree to perform any agreement herein or to comply with any provision hereof, Doubletree agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and the sale of the Firm Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section and Section 5 and Section 9 hereof shall at all times be effective and shall apply.

               SECTION 8. Effectiveness of Registration Statement.
Doubletree will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

               SECTION 9. Indemnification and Contribution.

               (a) Doubletree agrees to (i) indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Doubletree) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary (with respect to the Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made) to make the statements in any of them not misleading; and (ii) reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished in writing by the Representatives to Doubletree; and provided further that the indemnification provisions contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of any Common Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Underwriter agrees to severally indemnify and hold harmless Doubletree, the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls Doubletree or the Company within the meaning of the Act against any losses, claims, damages, liabilities or expenses to which Doubletree or the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary (with respect to the Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made) to make the statements in any of them not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished in writing by the Representatives to Doubletree or the Company; and will reimburse Doubletree and each such director, officer or controlling person for any legal and other expenses, as such expenses are reasonably incurred by Doubletree or the Company or any such director, officer or controlling person in connection with investigating, defending, settling compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnifying party, indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention by the indemnified party of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co.

Incorporated, in the case of parties indemnified pursuant to paragraph (a) of this Section, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes either (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding or (ii) a conditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding which release is applicable, to the same manner and extent, to the indemnifying party; provided, however, that the foregoing shall not apply to settlements in respect of any officer or director of an indemnifying party which may be effected without the consent of the indemnified party; provided, further, that nothing herein, including, without limitation, the failure of an indemnifying party to satisfy any condition to the settlement, shall limit any rights of an indemnified party as provided hereunder.

               (d) If the indemnification provided for in this Section 9 is required by its terms but is for any reason held to be unavailable to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by Doubletree on the one hand and the Underwriters on the other hand from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Doubletree on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by Doubletree and the Underwriters shall be deemed to be in the same proportion, in the case of Doubletree, as the total price paid to Doubletree for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and, in the case of the Underwriters, as the underwriting commissions received by them, in each case bears to the total of such amounts paid to Doubletree and the amounts received by the Underwriters as underwriting commissions. The relative fault of Doubletree and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Doubletree or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

               The provisions set forth in paragraph (c) of this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under such paragraph (c) for purposes of indemnification. Doubletree and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

               SECTION 10. Default of Underwriter. It shall be a condition to this Agreement and the obligation of Doubletree to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of such shares in accordance with the terms hereof. If any Underwriter defaults in its obligation to purchase Common Shares hereunder on either the First or Second Closing Date, the non-defaulting Underwriter or Underwriters shall have the right to purchase, or to seek another person or persons to purchase, all, but shall not be under any obligation to purchase any, of the Common Shares; and if such non-defaulting Underwriter or Underwriters and such other person or persons do not purchase all of the Common

Shares, this Agreement will terminate without liability of the non-defaulting Underwriter or Underwriters or Doubletree except for the expenses to be paid by Doubletree pursuant to Section 5 hereof and except to the extent provided in
Section 9 hereof.

               If Common Shares to which a default relates are to be purchased by the non-defaulting Underwriter or Underwriters or by another person or persons, the non-defaulting Underwriter or Doubletree shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus, this Agreement and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

               SECTION 11. Effective Date. This Agreement shall become effective immediately as to Sections 5, 7, 9, and 13 hereof and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., New York time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., New York time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 11, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of notices (i) advising your sales personnel that the Common Shares are released for public offering, or
(ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

               SECTION 12. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

               (a) This Agreement may be terminated by Doubletree or, by you by notice to the other parties hereto at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of Doubletree to any Underwriter (except for the expenses to be paid or reimbursed by Doubletree pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof) or of any Underwriter to Doubletree (except to the extent provided in Section 9 hereof).

               (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to Doubletree (i) if material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the Nasdaq stock market's national market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or, New York authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect materially and adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company, any of the Subsidiaries or Candlewood or the transactions contemplated by this Agreement, which, in the judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 12(b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 9 hereof).

               SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Doubletree of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Doubletree or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

               SECTION 14. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, N.Y. 10036 Attention: __________, FAX: (212) 761-0260, with a copy to
Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attention:
Richard D. Truesdell, Jr., Esq., FAX: (212) 480-4800; and if sent to Doubletree or the Company shall be mailed, delivered or telecopied and confirmed to the Company at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008, Attention: David L. Stivers, Esq., FAX: (602) 220-6602, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention: William J. Phillips, Esq. and Curtis L. Mo, Esq.,
FAX: (213) 259-6333. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

               SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 9 hereof, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

               SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

               SECTION 17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of New York.

               SECTION 18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

               In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by Doubletree and you.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among Doubletree and you, all in accordance with its terms.

                              Very truly yours,

                              DOUBLETREE CORPORATION

                              By:
                                      ----------------------------------------
                              Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by us in New York, New York as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED
MONTGOMERY SECURITIES
SCHRODER WERTHEIM & CO. INCORPORATED

By: MORGAN STANLEY & CO. INCORPORATED

By:
      --------------------------------------------
      Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
J. HENRY SCHRODER & CO. LIMITED

By: MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
   --------------------------------------------
   Title:

                                       A I

                                            Number of Firm Common
     Name of Underwriter                    Shares to be Purchased
     -------------------                    ----------------------

MORGAN STANLEY & CO. INCORPORATED

MONTGOMERY SECURITIES

SCHRODER WERTHEIM & CO. INCORPORATED

        TOTAL

                                      A II

                                            Number of Firm Common
    Name of Underwriter                     Shares to be Purchased
    -------------------                     ----------------------
MORGAN STANLEY & CO. LIMITED

MONTGOMERY SECURITIES

J. HENRY SCHRODER & CO. LIMITED

        TOTAL




                                   SCHEDULE B

FIRM COMMON SHARES                                          SHARES TO BE SOLD
------------------                                          -----------------
Doubletree Corporation                                         __________


SUBTOTAL                                                       __________

OPTIONAL COMMON SHARES

Doubletree Corporation                                         __________

TOTAL
                                                               ==========

                                   SCHEDULE C

               Name of Stockholder to execute "lock-up" agreement

                                                                       EXHIBIT A

                            [Form of Lock-Up Letter]

                                                          _____________, 1996

Morgan Stanley & Co. Incorporated
[NAMES OF OTHER CO-MANAGERS]
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

               The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Doubletree Corporation, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of ___ shares (the "Shares") of the Common Stock, $.01 par value, of the Company (the "Common Stock").

               To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [90] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

               Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                   Very truly yours,

                                                   -------------------------
                                                   (Name)

                                                   -------------------------
                                                   (Address)


                                       A-2